EXHIBIT 11

                Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT AUDITORS

The American Gas Index Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement Nos. 33-25678 and 811-5702 of our report dated May 2, 1997 appearing in the Annual Report of American Gas Index Fund, Inc. for the year ended March 31, 1997, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is alsoa part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Washington, D.C.
July 21, 1997